                                                                    Exhibit 99.1

Penton Media, Inc. Announces Planned $157.5 Million Debt Issuance

CLEVELAND--(BUSINESS WIRE)--March 22, 2002--Penton Media, Inc. (NYSE:PME - news) announced today that it is planning an offering of $157.5 million in aggregate principal amount of 11 7/8% Senior Secured Notes due 2007. The notes will be guaranteed on a senior basis by Penton's domestic subsidiaries. Penton intends to use the proceeds from the offering to repay amounts outstanding under its senior credit facility and for general corporate purposes.

The securities to be offered will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offering, solicitation or sale would be unlawful.

The statements contained in this press release that are not historical in nature are forward-looking statements that involve risks and uncertainties. Numerous factors may affect the Company's actual results and may cause results to differ materially from those expressed in forward-looking statements made by or on behalf of the Company. Factors that could cause actual results to differ materially include: economic uncertainty, exacerbated by terrorist attacks on the United States; the performance of Internet/broadband trade shows and conferences; fluctuations in advertising revenue with general economic cycles; the effectiveness of our cost saving efforts; the seasonality of revenue from trade shows and conferences; our ability to penetrate new markets internationally; the success of new products; the infringement or invalidation of Penton's intellectual property rights; increases in paper and postage costs; and other such factors listed from time to time in Penton's reports filed with the Securities and Exchange Commission. Penton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.